UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

AdTheorent Holding Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40116	85-3978415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hudson Street 13th Floor
New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 804-1359

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADTH	The Nasdaq Stock Market
Warrants to purchase common stock	ADTHW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2023, the Board adopted the second amended and restated bylaws (the “Second Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Second Amended and Restated Bylaws:

●

Harmonize the requirements relating to nominating directors and proposing other business at the Company’s stockholders’ meetings with the SEC’s new rules relating to “universal proxy” (Rule 14a-19 and Rule 14a-8 under the Securities Exchange Act of 1934, as amended), including to enhance disclosures required of nominating or proposing shareholders, proposed nominees and other persons associated with nominating or proposing shareholders.

●	Modify the provisions related to lists of stockholders entitled to vote at stockholder meetings to reflect amendments to the DGCL;

●	Modify the provisions related to adjournment and notice of adjourned meetings to reflect amendments to the DGCL; and

●	Make other updates, including ministerial, clarifying, and conforming changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended & Restated Bylaws
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AdTheorent Holding Company, Inc.

Date:	December 18, 2023	By:	/s/ James Lawson
James Lawson Chief Executive Officer